UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. ___ )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant ❒

Check the appropriate box:

❒  Preliminary Proxy Statement
❒  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
❒  Definitive Proxy Statement
❒  Definitive Additional Materials
☒ Soliciting material Pursuant to §240.14a-12

OSI Restaurant Partners, Inc.
(Name of Registrant as Specified In Its Charter)

not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.
❒  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

❒  Fee paid previously with preliminary materials.

❒  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

THE FOLLOWING MEMORANDUM HAS BEEN DISTRIBUTED TO PARTNERS IN CONNECTION WITH THE PROPOSED MERGER:

March 23, 2007

To:	Managing Partners and Chef Partners with current balances in the OSI Partner Equity Plan (PEP)
From:	OSI Restaurant Partners, Inc. and MullinTBG
Re:	(1) OSI “Going Private” Transaction and Effect on Your PEP Accounts
(2) Request to Complete Consent to Insurance

Q.	How will the “going private” transaction expected at OSI at the end of April affect my current PEP balance?
A.	All amounts credited as notional shares of OSI stock in your PEP Stock Account will be converted to a cash credit at $40.00 per share upon the closing of the transaction.

Q.	What will happen to my PEP Stock Account balance?
•	After notional shares of OSI stock are converted to notional cash credits, these cash credits will be converted into credits under the Diversified Account.
•
The value credited to your Diversified Account in respect of the converted notional shares of OSI stock will be allocated to benchmark funds under the Diversified Account according to your most recent fund allocation election. If you have not made a fund allocation under the Diversified Account, these credits will be allocated to the Money Market.

Q.	If I am entitled to a Supplemental PEP Contribution (as outlined by Joseph Kadow - memorandum dated
    November 7, 2006, a copy of which is enclosed), how will that Supplemental PEP Contribution be credited to the PEP?
•
Upon the closing of the transaction, any Supplemental PEP Contribution you are entitled to (net of required FICA withholding and income tax on the FICA withholding amount) will automatically be credited to your Diversified Account in the PEP, provided that you complete and return the participation agreement relating to the Supplemental PEP Contribution which will be provided to you under separate cover.

•
If your Supplemental PEP Contribution has the same payment schedule as your current Diversified Account, it will be credited to your current Diversified Account and allocated according to your most recent fund allocation election.

•
If your Supplemental PEP Contribution has a different payment schedule than your current Diversified Account, another Diversified Account will be set up to accept the Supplemental PEP Contribution and its payment schedule.

•	If a new Diversified Account is set up to accept the Supplemental PEP Contribution, the value credited will automatically be allocated to the Money Market benchmark fund.
•	You can make an election online to allocate your Diversified Account(s) among the Plan’s benchmark funds.

Q.	How can I change my fund allocation(s) in any of my PEP accounts?
A.
You can change your fund allocations as often as daily via the Plan website at www.MullinTBG.com. As always, your Diversified Account balance is credited with gains or losses that “mirror” the market performance of your selected benchmark funds. Regardless of the benchmark funds you select, you do not have an actual investment in the funds themselves, and your rights under the PEP are those of an unsecured creditor of the Company.

Q.	What is the distribution schedule for my Diversified Account(s)?
A.	The distribution schedule remains the same. Distribution for each account depends on the completion date of the related employment contract. You will be paid:
•	25% of the balance 5 years after completion of the employment contract
•	A third of the remaining balance 7 years after completion
•	The remainder 10 years after completion

Q.	Where can I find an up-to-date review of the PEP, including the most recent changes?
•	View a recorded audio-visual presentation on the Plan at http://www.brainshark.com/mullintbg/OSI2007PEP
•	Check the revised Plan Highlights, Plan Overview Slide Presentation, Plan Prospectus and Frequently Asked Questions on the Outback Portal.

Q.	Why am I receiving a Consent to Insurance?
A.
OSI may choose to support its financial commitments under the PEP by purchasing life insurance on Plan participants. This insurance, to the extent purchased, will be owned by and payable to a trust set up by OSI. You would have no direct interest in the insurance on your life. We are asking you to please sign and return the enclosed Consent to Insurance to MullinTBG by April 6. A postage-paid return envelope is provided.

If you have further questions about the PEP or Consent to Insure, please telephone or e-mail Janell Papik at (310) 788-4894, janell.papik@MullinTBG.com; or Tonya Robinson at (310) 788-4897, tonya.robinson@MullinTBG.com.

Forward-Looking Statements

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transaction, future performance, financing for the transaction and the completion of the transaction. These statements are based on the current expectations of management of OSI Restaurant Partners, Inc. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, (1) OSI Restaurant Partners may be unable to obtain shareholder approval required for the transaction; (2) OSI Restaurant Partners may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on OSI Restaurant Partners or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) the transaction may involve unexpected costs, unexpected liabilities or unexpected delays; (5) the businesses of OSI Restaurant Partners may suffer as a result of uncertainty surrounding the transaction; (6) the financing required for Bain Capital and Catterton Partners to complete the transaction may be delayed or may not be available and (7) OSI Restaurant Partners may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of OSI Restaurant Partners are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sec.gov. Unless required by law, OSI Restaurant Partners undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of OSI Restaurant Partners and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OSI RESTAURANT PARTNERS AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about OSI Restaurant Partners at http://www.sec.gov, the SEC’s free internet site. Free copies of OSI Restaurant Partners’ SEC filings are also available on OSI Restaurant Partners’ internet site at http://www.osirestaurantpartners.com.

Participants in the Solicitation

    OSI Restaurant Partners and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from OSI Restaurant Partners’ stockholders with respect to the proposed transaction. Information regarding the officers and directors of OSI Restaurant Partners is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on March 30, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.